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                                                                     EXHIBIT 5.1

                  KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.
                                ATTORNEYS AT LAW

                          NationsBank Corporate Center
                             100 North Tryon Street
                                   Suite 4200
                      Charlotte, North Carolina 28202-4006
                             Telephone 704/331-7400
                             Facsimile 704/331-7598

                               February 27, 1998

Oakwood Homes Corporation
Post Office Box 27081
Greensboro, North Carolina 27425-7081

Ladies and Gentlemen:

     We have acted as special counsel to Oakwood Homes Corporation, a North Carolina corporation (the "Company"), in connection with the proposed issuance of certain debt securities of the Company (the "Debt Securities") pursuant to the Company's Registration Statement on Form S-3 (the "Registration Statement"), filed by the Company under the Securities Act of 1933, as amended (the "Act"), and Rule 415 thereunder. In connection with this proposed issuance, we have reviewed the Registration Statement and all exhibits thereto.

     Each of the Debt Securities under the Registration Statement will be issued under an Indenture to be entered into between the Company and a trustee to be named in the Indenture (the "Trustee"). We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the form of indenture that is filed as an exhibit to the Registration Statement (the "Indenture") and prospectus included therein (the "Prospectus"); and (ii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to such opinions which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and of public officials and agencies.

     We express no opinion as to the laws of any jurisdiction other than the laws of the States of North Carolina and the federal laws of the United States of America to the extent specifically referred to herein.


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Oakwood Homes Corporation
February 27, 1998
Page 2

     Based upon and subject to the foregoing, we are of the opinion that the Debt Securities, when duly executed, authenticated, issued for value and delivered in accordance with the terms of the Indenture pursuant to which such Debt Securities are issued, will be a binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors' rights generally and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Kennedy Covington Lobdell & Hickman, L.L.P. under the caption "Legal Matters" in the Prospectus.

                              Very truly yours,

                              /s/ Kennedy Covington Lobdell & Hickman, L.L.P.